Exhibit 4.1
LOCKHEED MARTIN CORPORATION
AS ISSUER
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
AS TRUSTEE
__________________________
INDENTURE
DATED AS OF APRIL 18, 2023
__________________________

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

LOCKHEED MARTIN CORPORATION
Certain Sections of this Indenture relating to Sections 310 - 318, inclusive, of the Trust Indenture Act of 1939, as amended

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	10.02
(d)	7.06
314(a)	4.03
(a)(4)	4.02
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	10.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	10.01
(b)	N.A.

*N.A. means inapplicable.
NOTE: This reconciliation and tie sheet shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE
INDENTURE, dated as of April 18, 2023, between Lockheed Martin Corporation, a Maryland corporation, as the Corporation, and U.S. Bank Trust Company, National Association, a national banking association, as Trustee.
Each party agrees as follows for the benefit of the other party and, as to each series of Securities, for the equal and ratable benefit of the Holders of that series of the Corporation’s Securities issued pursuant to this Indenture:
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Board of Directors” means the Board of Directors, or any duly appointed committee of the Board of Directors, of the Corporation.
“Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors or such committee or person and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close.
“Corporation” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the party designated as Depositary by the Corporation pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each party that then is a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used with respect to the Securities on any such series shall mean the Depositary with respect to the Securities of that series.
“Discounted Security” means any Security that provides for an amount (excluding any amounts attributable to accrued but unpaid interest) less than its principal amount to be due and payable upon a declaration of acceleration of the maturity of the Security pursuant to Section 6.02.
“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.
“Global Security” means a Security in registered global form without interest coupons.
“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.
“Indenture” means this Indenture as originally executed and as it may be amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of any particular series of Securities established as contemplated by Section 2.03.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation.
“Officer’s Certificate” means a certificate signed by any Officer of the Corporation.
“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Corporation.
“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated by Section 2.03.
“principal” of a Security means the principal amount of such Security (or if such Security was issued with original issue discount, the face amount of such Security less the remaining unamortized portion of the original issue discount of such Security), plus, when appropriate, the premium, if any, on the Security.
“Responsible Officer” means any officer of the Trustee in its corporate trust department or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means the securities issued pursuant to this Indenture from time to time, as such securities may be amended or supplemented from time to time.
“series” when used with respect to the Securities means all Securities bearing the same title and identified as part of a single series of Securities by a Board Resolution.
“TIA” means the Trust Indenture Act of 1939, as amended, as in effect (unless otherwise stated herein) on the date of this Indenture.
“Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor. The term “Trustee” includes any additional Trustee appointed pursuant to Section 2.03 or Section 7.08 but, if at any time there is more than one Trustee, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the jurisdiction in which the Corporation is organized.
SECTION 1.02    Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	10.08
“Patriot Act”	10.17
“Paying Agent”	2.04
“Registrar”	2.04
“U.S. Government Obligations”	8.02

SECTION 1.03    Incorporation by Reference of TIA.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
(a)    “Commission” means the SEC;
(b)    “indenture securities” means the Securities;
(c)    “indenture security holder” means a Securityholder;
(d)    “indenture to be qualified” means this Indenture;
(e)    “indenture trustee” or “institutional trustee” means the Trustee; and

(f)    “obligor” on the indenture securities means the Corporation.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.
SECTION 1.04    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender; and
(f)    provisions apply to successive events and transactions.
ARTICLE 2

THE SECURITIES
SECTION 2.01    Form and Dating.
The Securities shall be issued substantially in the form or forms (including global form) as shall be established by or pursuant to a Board Resolution or Resolutions or any supplemental indenture, in each case with such appropriate insertions, omissions, substitutions or other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
Notwithstanding the foregoing, if any Security of a series is issuable in the form of a Global Security or Securities, each such Global Security may provide that it shall represent the aggregate amount of Securities outstanding under the series from time to time endorsed thereon and also may provide that the aggregate amount of Securities outstanding under the series represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount of Securities outstanding under the series represented thereby shall be made by the Trustee in accordance with the instructions of the Corporation and in such manner as shall be specified on such Global Security. Any instructions by the Corporation with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 10.04.

Before the first delivery of a Security of any series to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:
(a)    the Board Resolution or Resolutions by or pursuant to which the forms and terms of the Security have been approved;
(b)    an Officer’s Certificate of the Corporation dated the date of delivery stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in that series have been complied with and directing the Trustee to authenticate and deliver the Securities to or upon written order of the Corporation; and
(c)    an Opinion of Counsel stating that (i) the form and terms of the series have been established by or pursuant to a Board Resolution or Resolutions in conformity with this Indenture, and (ii) such Securities, when authenticated by the Trustee and issued and delivered by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Corporation, entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights and to general equitable principles, and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of Securities of that series or that are customarily included in similar opinions by lawyers experienced in such matters.
Notwithstanding the foregoing, if the Corporation shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee shall, in accordance with this Section, Section 2.02 and the authentication order of the Corporation with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that shall (a) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Securities of such series to be represented by one or more Global Securities, (b) be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (c) be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (d) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or a nominee of any successor Depositary.”
SECTION 2.02    Execution and Authentication.
An Officer shall sign the Securities for the Corporation by manual, electronic or facsimile signature in the name of the Corporation.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
Notwithstanding the provisions of Section 2.03 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time (including, for example, a series constituting a medium-term note program), it shall not be necessary to deliver the Officer’s Certificate or the Opinion of Counsel otherwise required pursuant to Section 2.01 or otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series. In such case the Trustee may conclusively rely on the foregoing documents and opinions delivered pursuant to Section 2.01 and Section 2.03, and this Section, as applicable (unless revoked by superseding comparable documents or opinions), as to the matters set forth therein.
Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not comply with Sections 2.01, 10.04 and 10.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
If any Security of a series shall be represented by a Global Security, then, for purposes of this Section and Section 2.10, the notation of the record owners’ interest therein upon original issuance of such Security shall be deemed to be delivered in connection with the original issuance of each beneficial owner’s interest in such Global Security.
The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Date:    [Name of Trustee], as Trustee

By:
Title: Authorized Signatory

The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Corporation.

If at any time there shall be an authenticating agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication to be borne by the Securities of each such series shall be substantially as follows:
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Date:    [Name of Trustee], as Trustee

By:
Title: Authentication Agent

By:
Title: Authorized Signatory
SECTION 2.03    Title, Amount and Terms of Securities.
The principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities may be issued in a total principal amount up to that authorized from time to time by or pursuant to relevant Board Resolutions.
The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution or Resolutions of the Corporation, which shall specify:
(a)    the title of the Securities of that series (which shall distinguish the Securities of that series from Securities of all other series);
(b)    any limit on the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, in exchange for or in lieu of other Securities of that series pursuant to Sections 2.07, 2.08 or 3.07);
(c)    the date or dates (or the manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in the Board Resolution or Resolutions, may be determined by the Corporation from time to time and set forth in the Securities of that series issued from time to time);
(d)    the rate or rates, or the method to be used in ascertaining the rate or rates, at which the Securities of that series shall bear interest, if any, the basis upon which interest shall be calculated if other than that of a 360-day year of 12 30-day months, the date or dates from which such interest shall accrue (which, in either case or both, if so provided in the Board Resolution or Resolutions, may be determined by the Corporation from time to time and set forth in the Securities of that series issued from time to time), the interest payment dates on which such interest shall be payable (or the manner of determining the same) and the record date for the interest payable on any interest payment date;

(e)    if other than the Trustee initially named in this Indenture or any successor thereto, any trustees, authenticating or Paying Agents, Registrars or other Agents for that series;
(f)    the place or places where the principal of and interest, if any, on Securities of that series shall be payable;
(g)    the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions on which Securities of that series may be redeemed or converted into another Security, in whole or in part, at the option of the Corporation;
(h)    the obligation, if any, of the Corporation to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of Holders of Securities of that series (or to convert such Securities into other Securities at the option of the Holder), and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(i)    if denominated in Dollars and in denominations other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of that series shall be issuable;
(j)    if denominated in other than Dollars, the currency or currencies, including composite currencies, in which the Securities of that series are denominated and the denominations in which Securities of that series shall be issuable;
(k)    if the principal of and interest, if any, on the Securities of that series are to be payable, at the election of the Corporation or a Holder thereof, in a currency or currency unit other than that in which the Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which the Securities are denominated or stated to be payable and the currency or currency unit in which the Securities are to be so payable;
(l)    the index, if any, used to determine the amount of payments of principal of or interest, if any, on the Securities of that series;
(m)    if the amount of payments of the principal of and interest, if any, on the Securities of that series may be determined with reference to an index based on a currency or currencies other than that in which the Securities of that series are denominated, the manner in which such amounts shall be determined;
(n)    if other than the entire principal amount thereof, the portion of the principal amount of Securities of that series that shall be payable upon a declaration of acceleration of the maturity pursuant to Section 6.02;

(o)    if convertible into or exchangeable for Securities of another series or other securities of the Corporation or another issuer, the terms upon which the Securities of that series will be convertible into or exchangeable for such securities;
(p)    the right, if any, of the Corporation to redeem all or any part of the Securities of that series before maturity and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed;
(q)    the provisions, if any, restricting defeasance of the Securities of that series;
(r)    if other than or in addition to the events specified in Section 6.01, events of default with respect to the Securities of that series;
(s)    any addition to or change in the covenants set forth in Article 4 that apply to Securities of the series or in any defined term used in Article 4;
(t)    if the Securities of that series are to be issued in whole or in part in the form of one or more Global Securities, the Depositary for such Global Security or Securities and whether beneficial owners of interests in any such Global Securities may exchange such interests for other Securities of such series in the manner provided in Section 2.07, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.07, and any other terms of the series relating to the global nature of the Securities of such series and the exchange, registration or transfer thereof and the payment of any principal thereof or interest, if any, thereon;
(u)    whether the Securities will be issued as Discounted Securities for federal income tax purposes and any other special tax implications of the Securities; and
(v)    any and all other terms with respect to such series, including, but not limited to, any terms which may be required by or advisable under U.S. laws or regulations or advisable in connection with the marketing of Securities of that series.
All Securities of any particular series shall be identical as to currency of denomination and otherwise shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the relevant Board Resolution or Resolutions.
The Trustee need not authenticate the Securities of any series if (i) their terms impose on the Trustee duties in addition to those imposed on the Trustee by this Indenture; (ii) the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (iii) the Trustee shall in good faith determine that the terms of any such Securities as set forth in a Board Resolution would materially adversely affect the Trustee’s right, duties or immunities under the Securities and this Indenture. If the Trustee does authenticate any such Securities, the authentication will evidence the Trustee’s agreement to comply with any such additional duties.
Each Depositary designated pursuant to this Section for a Global Security in registered form shall, if required, at the time of its designation and at all times while it serves as a

Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
SECTION 2.04    Registrar and Paying Agent.
The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. There may be separate Registrars and Paying Agents for different series of Securities.
The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall notify the Trustee of the name and address of any such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
The Corporation initially appoints the Trustee as Registrar and Paying Agent.
SECTION 2.05    Paying Agent to Hold Money in Trust.
Each Paying Agent for any series of Securities shall hold in trust for the benefit of Holders of Securities of the same series or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on such Securities and shall notify the Trustee of any Default by the Corporation in making such payment. If the Corporation or a Subsidiary acts as Paying Agent with respect to a series of Securities, it shall segregate the money for that series and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.
SECTION 2.06    Securityholder Lists.
For each series of Securities, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of that series. If the Trustee is not the Registrar, the Corporation shall furnish or cause to be furnished to the Trustee on or before each interest payment date for each series of Securities and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of that series.
SECTION 2.07    Transfer and Exchange.
Upon surrender for registration of transfer of any Security of a series at the office or agency of the Corporation in a Place of Payment for that series, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.
At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Registrar duly executed by the Holder thereof or his or her attorney duly authorized in writing. The Corporation may charge a reasonable fee for any transfer or exchange, but not for any exchange pursuant to Section 2.10, 3.07 or 9.05. The Corporation shall not be required to make transfers or exchanges of Securities of any series for a period of 15 days before a selection of Securities of the same series to be redeemed or before an interest payment.
Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
None of the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 2.03, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or a nominee thereof unless (1) such Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Corporation within 90 days after the Corporation’s receipt of such notice, (2) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Registrar has received a request from the Depositary to issue certificated securities in lieu of the Global Security, (3) the Corporation shall determine in its sole discretion that Securities of a series issued in global form shall no longer be represented by a Global Security, or (4) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 2.03, then in any such case, such Global Security may be exchanged by such Depositary for definitive Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Security or portion thereof may be registered to, such persons as such Depositary shall direct. If the Corporation designates a successor Depositary pursuant to clause (1) above, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities.
Upon the exchange of the Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the parties in whose names such Securities are so registered.
Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the federal securities laws or applicable state securities laws.
Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
SECTION 2.08    Replacement Securities.
If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Corporation or the Trustee to save each of them and any agent of either of them harmless, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding and shall cancel and dispose of such mutilated security in accordance with its customary procedures.
If there shall be delivered to the Corporation and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such new Security from the party to whom it was delivered or any party taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Corporation and the Trustee in connection therewith.
In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith (including all fees and expenses of the Trustee, the Paying Agent, the Registrar and any co-registrar for such Security).
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.09    Outstanding Securities.
Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Corporation, or an affiliate of the Corporation, holds the Security.
If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.
If a Security is called for redemption and payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Securities, the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

SECTION 2.10    Temporary Securities.
Until definitive Securities of any series are ready for delivery or a permanent Global Security or Securities are prepared, as the case may be, the Corporation may prepare and the Trustee shall authenticate temporary Securities or one or more temporary Global Securities, as the case may be, of the same series. Temporary Securities of any series shall be substantially in the form of definitive Securities or permanent Global Securities, as the case may be, of the same series, but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities or a permanent Global Security or Securities, as the case may be, of the same series in exchange for temporary Securities. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities or permanent Global Securities of such series.
SECTION 2.11    Cancellation.
The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, and shall so certify to the Corporation upon its written request therefor. The Corporation may not issue new Securities to replace Securities it has paid or it has delivered to the Trustee for cancellation.
SECTION 2.12    Defaulted Interest.
If the Corporation defaults in a payment of interest on any Securities of any series, it shall pay the defaulted interest to the persons who are Holders of those Securities on a subsequent special record date. The Corporation shall fix the special record date and the payment date in respect thereof. At least 15 days before the special record date, the Corporation shall give notice to each Holder of Securities of that series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the record date for the interest payment date for which interest has not been paid.
ARTICLE 3

REDEMPTION
SECTION 3.01    Applicability of this Article.
The ability of the Corporation to elect to redeem any Securities shall be established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to such Securities. Securities of any series that are redeemable at the option of the Corporation prior to their maturity shall be redeemable in accordance with their terms (except as otherwise specified in this Indenture for Securities of any series) and in accordance with this Article.
SECTION 3.02    Notices to Trustee.
Except as otherwise established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to any series of Securities, if the Corporation elects to redeem any Securities, it shall, not less than 10 days prior to the redemption date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the redemption date and the principal amount of Securities to be redeemed in accordance with the terms of the Securities.
SECTION 3.03    Selection of Securities to be Redeemed.
Except as otherwise established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to any series of Securities, if, at the option of the Corporation, less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate, subject to any applicable stock exchange requirements (so long as the Trustee has actual knowledge of the listing on such stock exchange) or the policies and procedures of the Depositary. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof (or other applicable minimum denomination for such Securities). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
The Trustee for the Securities of any series to be redeemed shall promptly notify the Corporation in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.
SECTION 3.04    Notice of Redemption.
Except as otherwise established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to any series of Securities, at least 10 days but not more than 60 days before a date of redemption of Securities at the option of the Corporation, the Corporation shall give a notice of redemption to each Holder of Securities to be redeemed.
The notice shall identify the Securities to be redeemed and shall state:
(a)    the redemption date;
(b)    the redemption price;

(c)    the name and address of the Paying Agent;
(d)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(e)    that interest, if any, on Securities called for redemption ceases to accrue on and after the redemption date; and
(f)    any conditions precedent described in Section 3.05.
At the Corporation’s request, the Trustee shall give the notice of redemption in the Corporation’s name and at its expense. In such event, the Corporation will provide the Trustee with the notice described above at least three Business Days prior to the date chosen for giving such notice, or such lesser period if permitted by the Trustee in its discretion.
SECTION 3.05    Effect of Notice of Redemption.
Any redemption or notice may, at the Corporation’s discretion, be subject to one or more conditions precedent and, at the Corporation’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Corporation’s discretion shall be satisfied (or waived by the Corporation) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Corporation’s discretion shall not have been satisfied (or waived by the Corporation). Following the satisfaction or waiver of all conditions precedent, if any, Securities called for redemption shall be due and payable on the applicable redemption date at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security being redeemed as provided in the Security.
SECTION 3.06    Deposit of Redemption Price.
Except as otherwise established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to any series of Securities, by noon (New York City time) on the redemption date, the Corporation shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed at the option of the Corporation on that date.
SECTION 3.07    Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS
SECTION 4.01    Payment of Securities.
The Corporation shall promptly pay the principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities.
To the extent lawful, the Corporation shall pay interest on overdue principal, if any, at the rate borne by the Securities and shall pay interest on overdue installments of interest, if any, at the same rate.
SECTION 4.02    Compliance Certificate.
The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation a brief certificate (which need not comply with Sections 10.04 and 10.05) signed by an Officer of the Corporation as to his or her knowledge of the Corporation’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).
SECTION 4.03    SEC Reports.
Except as otherwise established in or pursuant to a Board Resolution or Resolutions as contemplated by Section 2.03 with respect to any series of Securities, the Corporation shall deliver to the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA Section 314(a). All required information, documents and other reports referred to in this Section 4.03 shall be deemed filed with the Trustee at the time such information, documents and other reports are publicly filed with the SEC; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed or to review or analyze any reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Corporation’s compliance with this covenant or with respect to any reports or other documents filed with the SEC.

ARTICLE 5

SUCCESSOR CORPORATION
SECTION 5.01    When the Corporation May Merge, etc.
The Corporation shall not consolidate with or merge into, or transfer all or substantially all its assets to another corporation, unless (1) the resulting, surviving or transferee corporation assumes by supplemental indenture all the obligations of the Corporation under all of the Securities and this Indenture, (2) immediately after giving effect to such transaction no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (3) the Corporation shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.
SECTION 5.02    Successor Substituted.
Upon any consolidation of the Corporation with, or merger of the Corporation into, another corporation or any transfer of all or substantially all of its assets to another corporation in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Corporation is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor corporation had been named as the Corporation herein, and thereafter, except in the case of a lease (where the Corporation is the lessor), the Corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01    Events of Default.
An “Event of Default” occurs with respect to a series of Securities if:
(a)    the Corporation defaults in the payment of interest on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;
(b)    the Corporation defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;
(c)    the Corporation fails to comply with any of its other agreements in the Securities of that series or this Indenture for the benefit of that series and the Default continues for the period and after the notice specified in this Section;

(d)    the Corporation pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property, or
(iv)    makes a general assignment for the benefit of its creditors;
(e)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Corporation in an involuntary case,
(ii)    appoints a Custodian of the Corporation or for all or substantially all of the property of the Corporation, or
(iii)    orders the winding up or liquidation of the Corporation, and the order or decree remains unstayed and in effect for 90 days; or
(f)    there occurs any other event specifically described as an Event of Default by the Securities of that series.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (3) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series notify the Corporation of the Default in writing and the Corporation does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Subject to Sections 7.01 and 7.02 the Trustee shall not be charged with knowledge of any Default unless written notice thereof shall have been delivered to the Trustee by the Corporation, the Paying Agent, the Holder of a Security or an agent of such Holder.
SECTION 6.02    Acceleration.
If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in aggregate principal amount of the Securities of that series by notice to the Corporation and the Trustee, may declare the principal of (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) and accrued interest, if any, on all the Securities of that series to be due and payable immediately. Upon such a declaration such principal and interest, if any, shall be due and payable immediately. The Holders of a majority in principal amount of the Securities of any series by notice to the Trustee may rescind an acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to that series and its consequences if all existing Events of Default with respect to the series have been cured or waived, if the rescission would not conflict with any judgment or decree, and if all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made.
SECTION 6.03    Other Remedies.
If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) or interest, if any, on the Securities of that series or to enforce the performance of any provision of such Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04    Waiver of Past Defaults.
Subject to Section 9.02, the Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05    Control by Majority.
The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of the same series (provided that the Trustee shall not have an affirmative duty to make such determination) or would involve the Trustee in personal liability.
SECTION 6.06    Limitation on Suits.
No Holder of a Security of any series may pursue any remedy with respect to this Indenture or the Securities unless:
(a)    the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of the series is continuing;

(b)    the Holders of at least 25% in principal amount of the Securities of that series make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(e)    during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.
A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over any other Securityholder.
SECTION 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, if any, on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.
SECTION 6.08    Collection Suit by Trustee.
If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, subject to Sections 6.02 and 6.04, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest, if any, remaining unpaid.
SECTION 6.09    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, or any of its creditors or property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.
SECTION 6.10    Priorities.
If the Trustee collects any money pursuant to this Article with respect to the Securities of any series, it shall pay out the money in the following order:
First:    to the Trustee for amounts due under Section 7.07;
Second:    to Holders of Securities of that series for amounts due and unpaid on such Securities for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, if any, respectively; and

Third:    to the Corporation.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.
SECTION 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any series.
ARTICLE 7

TRUSTEE
SECTION 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall with respect to Securities exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
(ii)    in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates, notices or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates, notices and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this subsection does not limit the effect of subsection (b) above;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) above.
(e)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.
SECTION 7.02    Rights of Trustee.
(a)    Subject to Section 7.01 the Trustee may rely conclusively on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Trustee in good faith in accordance with the advice of counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture and states that it is a notice of Default or Event of Default.

(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
(h)    The Trustee may request that the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(j)    Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.
(k)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss of damage of any kind whatsoever (including, but not limited to, the loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(m)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
SECTION 7.03    Individual Rights of Trustee, etc.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or any of its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04    Trustee’s Disclaimer.
The Trustee makes no representations as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
SECTION 7.05    Notice of Defaults.
If a Default occurs with respect to a series of Securities and is continuing and if it is actually known to the Trustee, the Trustee shall give notice of the Default to each Holder of Securities of that series within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of such Holders.
SECTION 7.06    Reports by Trustee to Holders.
If required pursuant to TIA Section 313(a), the Trustee, within 60 days after each May 15, shall deliver or mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with the reporting obligations of TIA Section 313(b).
A copy of each report at the time of its delivery or mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees to notify the Trustee whenever the Securities become listed on any stock exchange.
SECTION 7.07    Compensation and Indemnity.
The Corporation shall pay to the Trustee from time to time reasonable compensation for its services as the Corporation and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of- pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Corporation shall fully indemnify and hold harmless the Trustee against any and all losses, claims, damages, expenses or liabilities incurred by it in connection with the administration of this trust and its duties hereunder (including, without limitation, reasonable and documented attorney’s fees and expenses and the costs of the enforcement of this Indenture or any provision hereof, including this Section 7.07), whether brought by the Corporation, any Holder or any third party. The Trustee, upon a Responsible Officer becoming aware thereof, shall notify the Corporation promptly of any third party claim for which it may seek indemnity. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, bad faith, or willful misconduct.
To secure the Corporation’s payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on particular Securities. The provisions of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The benefits of this Section 7.07 shall survive the termination of this Indenture or the resignation or removal of the Trustee.

SECTION 7.08    Replacement of Trustee.
The Trustee may resign with respect to the Securities of one or more series by so notifying the Corporation. The Holders of a majority in principal amount of the Securities of any series may remove the Trustee with respect to that series by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation’s consent. The Corporation may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged a bankrupt or an insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the Corporation shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee for the benefit of the series with respect to which it is retiring to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to that series. A successor Trustee shall give notice of its succession to each Holder of the Securities of the series affected.
If pursuant to Section 2.03(e) a trustee, other than the Trustee initially named in this Indenture (or any successor thereto), is appointed with respect to one or more series of Securities, the Corporation, the Trustee initially named in this Indenture (or any successor thereto) and such newly appointed trustee shall execute and deliver a supplement to this Indenture which shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee initially named in this Indenture (or any successor thereto) with respect to the Securities of any series as to which the Trustee is continuing as trustee hereunder shall continue to be vested in the Trustee initially named in this Indenture (or any successor thereto), and shall add to, supplement or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts relating to the separate series of Securities as if it were acting under a separate indenture.
If a successor Trustee with respect to a series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to a series of Securities fails to comply with Section 7.10, any Holder of Securities of that series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
If there are two or more Trustees at any time under this Indenture, each will be the Trustee of a separate trust held under this Indenture for the benefit of the series of Securities for which it is acting as Trustee and the rights and obligations of each Trustee will be determined as if it were acting under a separate indenture.
SECTION 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
SECTION 7.10    Eligibility; Disqualification.
This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), provided that the question whether the Trustee has a conflicting interest shall be determined as if each series of Securities were separate issues of securities issued under separate indentures.
SECTION 7.11    Preferential Collection of Claims Against Corporation.
The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8

SATISFACTION, DISCHARGE AND DEFEASANCE
SECTION 8.01    Satisfaction and Discharge Under Limited Circumstances.
If at any time (a) all Securities of a series previously authenticated (other than any Securities destroyed, lost or stolen and replaced or paid as provided in Section 2.08) shall have been delivered to the Trustee for cancellation, or (b) all the Securities of a series not previously delivered to the Trustee for cancellation shall have become due and payable, the Corporation has deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys paid to the Corporation in accordance with Section 8.05) sufficient to pay at maturity or upon redemption all Securities of that series not previously delivered to the Trustee for cancellation, including principal and interest, if any, due, and if, in either case, the Corporation also shall pay all other sums then payable under this Indenture by the Corporation, then this Indenture shall cease to be of further effect with respect to Securities of that series, and the Trustee, on demand of and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of that series. The Corporation will reimburse the Trustee for any subsequent costs or expenses reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.
SECTION 8.02    Satisfaction and Discharge of Indenture.
The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. The Corporation at any time at its option may terminate all of its obligations under the Securities of a series previously authenticated and its obligations under this Indenture with respect to such series (except as provided below), and the Trustee, at the expense of the Corporation, shall, upon the request of the Corporation, execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of that series, effective on the date the following conditions are satisfied:
(a)    with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (i) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (ii) if the Securities of that series are payable in Dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of the principal of and interest, if any, on the Securities of that series lawful money of the United States in an amount, or (iii) a combination thereof, sufficient to pay and discharge the principal of and interest, if any, on the Securities of that series on the date on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series and 91 days have passed during which no Event of Default under Section 6.01(d) or 6.01(e) has occurred; and
(b)    the Corporation has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, complying with Sections 10.04 and 10.05, relating to the Corporation’s exercise of such option.
The trust established pursuant to clause (a) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations from time to time for any or all of the U.S. Government Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, that the condition specified in clause (a) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.

Upon the satisfaction of the conditions set forth in this Section with respect to a series of the Securities, the terms and conditions of the Securities of that series, including the terms and conditions with respect thereto set forth in this Indenture, no longer shall be binding upon, or applicable to, the Corporation.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 7.07 and 7.08 with respect to the Securities of that series shall survive until the Securities of that series no longer are outstanding. Thereafter, the Corporation’s obligations in Section 7.07 shall survive such satisfaction and discharge.
“U.S. Government Obligations” means the following obligations:
(a)    direct obligations of the United States for the payment of which its full faith and credit is pledged; or
(b)    obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.
SECTION 8.03    Defeasance of Certain Obligations.
The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. (a) The Corporation at any time at its option may cease to be under any obligation to comply with Sections 4.03, 5.01, 5.02 and 6.02, or to comply with any other covenants or agreements of the Corporation applicable to Securities of that series as to which the provisions of this Section are expressly made applicable by the Board Resolution or Resolutions or supplemental indenture contemplated by Sections 2.01 and 2.03, and (b) the occurrence of any event specified in Sections 6.01(c) and (f) shall be deemed not to be or result in an Event of Default, in each case with respect to Securities of a series, effective on the date the following conditions are satisfied:
(a)    with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee irrevocably in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (i) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (ii) if the Securities of that series are payable in Dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of principal of and interest, if any, on the Securities of that series lawful money of the United States in an amount, or (iii) a combination thereof, sufficient to pay and discharge the principal of and interest, if any, on the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series;
(b)    the Corporation has delivered to the Trustee an Opinion of Counsel, to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United

States Internal Revenue Service, the defeasance will not be deemed, or result in, a taxable event with respect to the Holders; and
(c)    the Corporation has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel complying with Sections 10.04 and 10.05 relating to the Corporation’s exercise of such option.
The trust established pursuant to clause (a) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations from time to time for any or all of the U.S. Government Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, that the condition specified in clause (a) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.
The Corporation’s exercise of its option under this Section shall not preclude the Corporation from subsequently exercising its option under Section 8.02 hereof and the Corporation may so exercise that option by providing the Trustee with written notice to such effect.
SECTION 8.04    Application of Trust Money.
The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03. It shall apply the deposited money and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture, to the payment of principal and interest, if any, on the Securities of the series for the payment of which such money and U.S. Government Obligations have been deposited. The Holder of any Security replaced pursuant to Section 2.08 shall not be entitled to any such payment and shall look only to the Corporation for any payment which such Holder may be entitled to collect. In connection with the satisfaction and discharge of this Indenture or the defeasance of certain obligations under this Indenture with respect to Securities of a series pursuant to Section 8.02 or Section 8.03 hereof, respectively, the escrow trust agreement may, at the Corporation’s election, (1) enable the Corporation to direct the Trustee to invest any money received by the Trustee on the U.S. Government Obligations deposited in trust thereunder in additional U.S. Government Obligations and (2) enable the Corporation to withdraw monies or U.S. Government Obligations from the trust from time to time; provided that the condition specified in Section 8.02(a) or 8.03(a) is satisfied immediately following any investment of such money by the Trustee or the withdrawal of monies or U.S. Government Obligations from the trust by the Corporation as the case may be.
SECTION 8.05    Repayment to Corporation.
The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay, unless otherwise prohibited by mandatory provisions of applicable escheat or abandoned or unclaimed property law, to the Corporation upon request any money held by them for the payment of principal or interest, if any, that remains unclaimed for two years.
ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01    Without Consent of Holders.
The Corporation may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Securityholder:
(a)    to cure any ambiguity, omission, defect or inconsistency;
(b)    to comply with Article 5;
(c)    to provide for uncertificated Securities in addition to or in place of certificated Securities;
(d)    to effectuate or comply with the provisions of Section 2.03(e) or 7.08;
(e)    to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplement that is entitled to the benefit of such provision;
(f)    to make any change that does not materially adversely affect the rights of any Holder of any Security of that series;
(g)    to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA;
(h)    to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that such action does not materially adversely affect the interests of the Holders of Securities of such series or any other series;
(i)    to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;
(j)    to comply with the rules of any applicable Depositary;
(k)    to establish the form or forms (or global form) of Securities of any series pursuant to Section 2.01 or the terms and conditions of Securities of any series pursuant to Section 2.03;

(l)    subject to any limitations established pursuant to Section 2.03, to provide for the issuance of additional Securities of any series; or
(m)    to conform any provision of this Indenture, any supplemental indenture, one or more series of Securities or any related guarantees or security documents, if any, to the description of such Securities contained in the Corporation’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Securities of such series.
The Trustee may (but shall not be obligated to) waive compliance by the Corporation with any provision of this Indenture or the Securities of any series without notice to or consent of any Securityholder if the waiver does not materially adversely affect the rights of any Holder of any Securities of that series.
SECTION 9.02    With Consent of Holders.
The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of not less than a majority in principal amount of the Securities of each series affected and the Trustee shall execute any such amendment or supplement at the direction of the Corporation. The Holders of a majority in principal amount of the Securities of each series affected may waive compliance by the Corporation with any provision of this Indenture or the Securities of each such series without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
(a)    reduce the amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the rate of or extend the time for payment of interest on any Security;
(c)    reduce the principal of or extend the fixed maturity of any Security;
(d)    reduce the portion of the principal amount of a Discounted Security payable upon acceleration of its maturity; or
(e)    make any Security payable in a currency or currency unit other than that stated in the Security.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03    Compliance with Trust Indenture Act of 1939.
Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04    Revocation and Effect of Consents.
A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security, provided that the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.
After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clauses (b), (c), (d) or (e) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
SECTION 9.05    Notation on or Exchange of Securities.
If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
SECTION 9.06    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Corporation may not sign an amendment or supplement unless authorized by an appropriate Board Resolution.

ARTICLE 10

MISCELLANEOUS
SECTION 10.01    TIA Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA or limits, qualifies or conflicts with any other mandatory provision of the TIA, the required or mandatory provision shall control.
SECTION 10.02    Notices.
Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Corporation:
Lockheed Martin Corporation
Attention: Vice President and Treasurer
6801 Rockledge Drive
Bethesda, Maryland 20817
if to the Trustee:
U.S. Bank Trust Company, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Attention: Corporate Trust Services
The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the

Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Nothing in this Section 10.02 shall require the Trustee to act upon instructions or directions sent by e-mail transmissions.
Any notice or communication to a Securityholder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders.
If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the applicable policies and procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
SECTION 10.03    Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
SECTION 10.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, if so requested, the Corporation shall furnish to the Trustee:
(a)    an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that no Opinion of Counsel shall be required in connection with (i) the issuance of Securities that are part of any series as to which such an opinion has been furnished and (ii) a request by the Corporation that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice.
SECTION 10.05    Statements Required in Certificate or Opinion.
Each Officer’s Certificate (except for certificates provided pursuant to Section 4.02) or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this

Indenture shall include:
(a)    a statement that the person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
SECTION 10.06    When Treasury Securities Disregarded.
In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 10.07    Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.
SECTION 10.08    Legal Holidays.
A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday in the state or other jurisdiction in which the Trustee maintains its principal place of business, then the record date shall be the next succeeding day that is not a Legal Holiday in such state or other jurisdiction.
SECTION 10.09    Governing Law.
The laws of the State of Maryland shall govern this Indenture and the Securities.

SECTION 10.10    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or any Subsidiary of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.11    No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligation of the Corporation under the Securities or the Indenture or for any claim based on, with respect to or by reason of such obligations or their creation. All such liability is waived and released as a condition of, and as partial consideration for, the execution of this Indenture and the issue of the Securities.
SECTION 10.12    Successors.
All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 10.13    Acts of Holders; Record Dates.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01(e)) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The Corporation may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of

Securities of such series. If not set by the Corporation prior to the first solicitation of a Holder of Securities of such series made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.06) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
SECTION 10.14    Waiver of Jury Trial.
EACH OF THE CORPORATION AND THE TRUSTEE HEREBY AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES THEREBY) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 10.15    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 10.16    Counterparts.
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture. Delivery of an executed signature page of this Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 10.17    Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act (the “Patriot Act”), the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the Patriot Act.
SECTION 10.18    Severability
If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Indenture will continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.
LOCKHEED MARTIN CORPORATION

By:	/s/ Evan T. Scott
Name: Evan T. Scott
Title: Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
Name: Brandon Bonfig
Title: Vice President